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EXHIBIT 4.2

OFFICERS' CERTIFICATE
OF
RLI CORP.

        (PURSUANT TO SECTION 2.02(B) OF THE INDENTURE)

        The undersigned officers of RLI Corp., an Illinois corporation (the "Company"), acting pursuant to authorization set forth in resolutions of the Pricing Committee of the Company's Board of Directors, duly adopted on December 9, 2003, do hereby certify on behalf of the Company (and without personal liability) that the terms of the Company's debt securities to be issued under the Senior Indenture dated as of December 9, 2003 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association as trustee (the "Trustee"), which have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (No. 333-109568) under the Securities Act of 1933, as amended (the "Notes"), are as set forth on Attachment A hereto.

        The capitalized terms used in this Certificate, including those set forth on Attachment A (unless otherwise defined herein), have the meanings given to them in the Indenture.

        IN WITNESS WHEREOF, we have hereunto set our hands and caused this Officers' Certificate to be delivered on behalf of the Company as of the 9th day of December, 2003.

By:	/s/ JOSEPH E. DONDANVILLE Name: Joseph E. Dondanville Title: Senior Vice President & Chief Financial Officer
By:	/s/ AARON JACOBY Name: Aaron Jacoby Title: Treasurer

ATTACHMENT A

TERMS OF THE NOTES

RLI CORP.

(1) The title of the Securities	5.95% Senior Notes due 2014 (the "Notes")

(2) The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes that are authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.05 of the Indenture or any Notes that, pursuant to Section 2.04 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture)	$100,000,000 in aggregate principal amount of the Notes are to be authenticated and delivered under the Indenture.
(3) The date on which the principal of and premium, if any, on the Notes is payable (or the method for determining this date)
The date on which the principal of the Notes shall be payable is January 15, 2014, unless such date is not a Business Day, in which case such payment will be postponed to the next day that is a Business Day, and no interest will accrue for the period from and after such specified principal payment date. Any such payment will have the same force and effect as if made on the date the payment was originally payable. No premium will be paid on the Notes at the time they become so payable.
(4) With respect to interest on the Notes:
(a) The rate at which the Notes will bear interest (or the method for calculating such rate)	The unpaid principal amount of the Notes shall bear interest at a rate of 5.95% per annum, until paid or duly provided for.
(b) The date from which interest shall accrue (or the method by which such date shall be determined)
Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, in the case of the first interest payment hereunder, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if a Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2004. Payments of interest on the Notes will include interest accrued to, but excluding, the respective Interest Payment Dates.

(c) The Interest Payment Dates on which interest shall be payable	Interest on the Notes will be payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2004.
(d) The right of the Company to defer or extend an Interest Payment Date
If an Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date. Any such payment will have the same force and effect as if made on the date the payment was originally payable.
(e) The record date for interest payable on the Notes on any Interest Payment Date and the basis upon which interest shall be calculated
The record date will be January 1 or July 1, as the case may be, immediately preceding the applicable Interest Payment Date. Interest payments shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

(5) The place where the principal of, premium, if any, and interest on, the Notes shall be payable, where Notes may be surrendered for exchange and notices and demands to or upon the Company in respect of the Notes and this Indenture may be served and notices to holders of the Notes pursuant to Section 10.02 of the Indenture will be published
The Paying Agent initially shall be the Trustee. Payments in respect of the Notes shall be made at the office of the Paying Agent, which is located at 55 W. Monroe St., 15th Floor, Chicago, Illinois 60670.

The place where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York. This office currently is the Trustee's principal agency in the Borough of Manhattan, the City of New York, which is located at 55 Water Street, 1st Floor, New York, New York 10041.

Any notices required to be given to Holders of the Notes will be given to the Depositary of the Notes, which initially shall be the Depository Trust Company ("DTC"). Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Notes will be governed by arrangements among them, subject to any statutory requirements as may be in effect from time to time.

(6) The terms and conditions (including the periods, price or currency) upon which the Notes may be redeemed, in whole or in part, at the option of the Company (and, if other than as set forth in Section 3.03 of the Indenture, the manner in which the Notes shall be selected for redemption if less than all of the Notes are to be redeemed)	The Company may redeem some or all of the Notes, in its sole discretion, at any time or from time to time at a redemption price equal to the greater of:

  •
  100% of the aggregate principal amount of the Notes to be redeemed; or

  •
  as determined by the Quotation Agent (defined below), the sum of the present value of the remaining scheduled payments of principal on the Notes, together with the present value of all remaining and scheduled semi-annual interest payments on the Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (defined below) plus 30 basis points, which we refer to as the Make-Whole Amount, together in each case with accrued interest payments to the redemption date.

        For purposes of determining the Make-Whole Amount, the following definitions apply:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means with respect to any redemption date (1) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if fewer than five Reference Treasury Dealer Quotations are obtained, the average of all Reference Treasury Dealer Quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

        "Reference Treasury Dealer" means a primary independent United States government securities dealer.

        "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Rate" means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. If less than all of the Notes are to be redeemed, the Trustee will select which Notes are to be redeemed on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        If the redemption date of the Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the earlier redemption date. Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the redemption date.

(7) The obligation of the Company to redeem or purchase the Notes:
(a) Pursuant to any sinking fund or analogous provisions	Not Applicable.
(b) Upon the happening of a specified event or at the option of a holder of the Notes (including the applicable terms and conditions upon which the Notes shall be redeemed or purchased)	Not Applicable.
(8) The denominations in which the Notes shall be issuable	The Notes shall be issuable in denominations of $1,000 or integral multiples of $1,000.

(9) The currency in which the principal of, premium, if any, and interest on the Notes shall be payable or in which the Notes shall be denominated (including any applicable provisions) if other than U.S. dollars	The principal and interest on the Notes shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(10) If principal, premium, if any, or interest on the Notes is payable, at the election of the Company or a Holder of the Notes, in a currency other than that in which the Notes are denominated or designated to be paid, the currency in which such payments are to be made, the terms and conditions of such payment and the manner in which the exchange rate shall be determined.	Not Applicable.

(11) If the manner in which payments of principal, premium, if any, or interest on the Notes is to be made shall be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined (including any special voting or defeasance provisions)	Not Applicable.

(12) If other than the principal amount, the portion of the principal amount of the Notes which shall be payable upon declaration of acceleration pursuant to Section 6.02 of the Indenture or the method by which such portion shall be determined.	Not Applicable.
(13) The Person to whom any interest on the Notes shall be payable
Interest will be paid to the Persons in whose names the Notes are registered at the close of business on the regular record date immediately preceding the date fixed for payments of interest on the Notes. The Company will make any interest payments due at maturity or upon prior redemption of the Notes to the Persons to whom the related principal payments are made. Any interest that is not punctually paid or duly provided for will cease to be payable to Holders on the record date immediately preceding the date fixed for payments of interest on the Notes and will be paid to the Persons who are Holders on a subsequent special record date, in each case at a rate fixed by the Company and set forth in the Notes.
(14) Any provisions granting special rights to Holders of the Notes upon the occurrence of a specified event	None, other than as set forth in the Indenture.
(15) Any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 of the Indenture or Covenants of the Company set forth in Article 4 of the Indenture.	None
(16) With respect to Notes held by non-U.S. Persons

(a) Circumstances under which the Company will pay additional amounts on the Notes in respect of taxes, assessments and similar charges withheld or deducted (including applicable procedures and documentation)	Not Applicable.
(b) Whether the Company will have the option to redeem the Notes rather than pay such additional amounts (and the terms of any such option)	Not Applicable.
(17) The form of the Notes	The Notes shall be in substantially the form set forth in Exhibit A-1 to this Officers' Certificate.

(18) The applicability to the Notes of Sections 8.02 (Legal Defeasance and Discharge) and 8.03 (Covenant Defeasance) of the Indenture or such other means of legal or covenant defeasance as may be specified for the Notes.	Sections 8.02 and 8.03 of the Indenture shall apply to the Notes.

(19) The identity of the Registrar and any Paying Agent, if other than the Trustee	The Trustee initially will serve as the Registrar and Paying Agent with respect to the Notes.
(20) If the Notes will be issued, in whole or in part, in global form:
(a) The Depositary for the Notes.
The Notes will be issued in the form of one or more Global Securities. On the date of closing of the sale of the Notes, each Global Security will be deposited with DTC and registered in the name of Cede & Co., as DTC's nominee.

(b) Whether beneficial owners of interests in the Notes in global form may exchange such interests for certificated Notes (to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination); and if other than as provided in Section 2.08 of the Indenture, the circumstances under which an exchange may occur
Except under the limited circumstances described below, the Notes represented by the Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form and the owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of certificated Notes and will not be considered the registered holders of the Notes for any purpose, including receiving payments of principal or interest. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a Successor Depositary or its nominee.

A Global Security shall be exchangeable for certificated Notes registered in the names of Persons other than the Depositary or its nominee only if: (1) DTC notifies the Company that it is unwilling or unable to continue as Depositary or if at any time, DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered in accordance with applicable law or regulation and, in either case, no successor Depositary shall have been appointed by the Company within 90 days; (2) the Company in its sole discretion determines that the Global Securities shall be so exchangeable; or (3) if an Event of Default under the Indenture occurs.

The certificated Notes issued in exchange for Global Securities shall be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each Global Security to be exchanged.
(21) The designation of the Depositary	Each Global Security will be registered in the name of Cede & Co., as DTC's nominee.

(22) Any restrictions on the registration, transfer or exchange of the Notes
The Notes will be issued in the form of one or more Global Securities. DTC facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Transfers of ownership interests in the Notes are to be accompanied by entries made on the books of participants acting on behalf of beneficial owners of the Notes. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at its Internet Website at http://www.dtcc.com. The Company has placed no additional restrictions on the registration, transfer or exchange of the Notes other than as set forth in the Indenture.

(23) Any certificates or other documents that must be received or conditions that must be satisfied, other than those specified in the Indenture, before the Notes may be issued or delivered (whether upon original issuance or upon exchange of a temporary Note or otherwise) or any installment of principal or interest may be paid	None.
(24) The terms and conditions of any right to convert or exchange the Notes into or for other securities or property of the Company	The Notes shall not be convertible into or exchangeable for any other securities or property of the Company.
(25) Whether the Notes are secured or unsecured (if secured, the security and related terms)
The Notes shall be the direct, unsecured obligations of the Company and will rank equally with each other and with all other existing and future unsecured and unsubordinated indebtedness of the Company.

(26) Any other terms applicable to the Notes (which shall not be inconsistent with the provisions of the Indenture), including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of the Notes.
UNCLAIMED PRINCIPAL AND INTEREST. Principal and interest unclaimed by a Holder for two years or more after its payment has become due shall be discharged from the Trustee or paying agent to the Company. In this case, the Holder to whom the unclaimed amount was due may look only to the Company as an unsecured creditor for the payment of such unclaimed amount.

EXHIBIT A-1

(Face of Note)

5.95% SENIOR NOTE DUE 2014

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 749607 AB 3 No: 1	$100,000,000

Dated December 12, 2003

RLI CORP.

promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on January 15, 2014.

Interest Payment Dates: July 15 and January 15, commencing July 15, 2004. Record Dates: July 1 and January 1.

RLI CORP.

By:
Name:	Joseph E. Dondanville
Title:	Senior Vice President & Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:	Christopher N. Koenig Authorized Officer

(Back of Note)

5.95% Senior Note due 2014

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.     INTEREST.    RLI Corp., an Illinois corporation (the "Company"), promises to pay interest on the principal amount of this Note at 5.95% per annum from December 12, 2003 until maturity or its earlier redemption. The Company will pay interest semi-annually on July 15 and January 15 of each year (each an "Interest Payment Date"). If an Interest Payment Date is not a Business Day, the interest payment will be postponed to the next day that is a Business Day and no interest on such payment will accrue for the period from and after such Interest Payment Date. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, in the case of the first interest payment hereunder, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.     METHOD OF PAYMENT.    The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the July 1 or January 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.     PAYING AGENT AND REGISTRAR.    Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

        4.     INDENTURE.    The Company issued the Notes under an Indenture dated as of December 9, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and in resolutions of the Pricing Committee of the Company's Board of Directors dated December 9, 2003 as set forth in an Officers' Certificate provided to the Trustee on December 9, 2003 in accordance with Section 2.02 of the Indenture, and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture, the Officers' Certificate and the TIA for a statement of such terms. The Notes are general obligations of the Company. "Notes" means this Note and all other Notes of the series of which this Note is a part. The Notes are "Securities" within the meaning of the Indenture, and references in the Indenture to "Securities" (including terms such as "Global Securities") include the Notes (and any "Global Notes" as used herein).

        5.     OPTIONAL REDEMPTION.    The Notes may be redeemed, in whole or in part, at the option of the Company at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) as determined by the Quotation Agent (defined below), the sum of the present value of the remaining scheduled payments of principal on the Notes, together with the present value of all remaining and scheduled semi-annual interest payments on the Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (defined below) plus 30 basis points, which we refer to as the Make-Whole Amount, together in each case with accrued and unpaid interest payments to the redemption date.

        For purposes of determining the Make-Whole Amount, the following definitions apply:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means with respect to any redemption date (1) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if fewer than five Reference Treasury Dealer Quotations are obtained, the average of all Reference Treasury Dealer Quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means a primary independent United States government securities dealer.

        "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Rate" means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        6.     MANDATORY REDEMPTION.    The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.     NOTICE OF REDEMPTION.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If less than all of the Notes are to be redeemed, the Trustee will select which Notes are to be redeemed on a pro rata basis by lot or by such other method as the Trustee deems fair and appropriate. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

        8.     DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        9.     PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        10.   AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class). Subject to certain conditions, the Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder of a Note to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, sale of assets or consolidation, to add additional conditions, restrictions or conditions to the covenants of the Company for the protection of Holders of the Notes, to provide of the issuance of Notes in coupon form and for the exchangeability of such Notes with the Notes issued under the Indenture in fully registered form, to cure any ambiguity, defect or inconsistency in the Indenture or any supplemental indenture or to make other provisions in regard to matters or questions arising under the Indenture, to provide for a successor Trustee with respect to the Notes, to make any change that would not adversely affect the rights of any Holder, to provide for the issuance of the Notes, to establish the terms and conditions of the Notes and the form of the Notes, and to add to the rights of the Holders of the Notes.

        11.   DEFAULTS AND REMEDIES.    Each of the following constitutes an Event of Default: (i) default by the Company in the payment of interest on the Notes when the same becomes due and payable and default continues for a period of 30 days; (ii) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (iii) failure by the Company to comply with Section 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other covenants, representations, warranties or agreements in the Indenture or the Notes and (v) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may direct the Trustee in its exercise of any trust or power. The Trustee is required to mail to Holders of the Notes notice of a Default or Event of Default of which the Trustee has actual knowledge within 90 days, but may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes and other series of Securities affected (treating the Notes and such other series as a single class) then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal, interest or premium, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        12.   TRUSTEE DEALINGS WITH THE COMPANY.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        13.   NO RECOURSE AGAINST OTHERS.    No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        14.   AUTHENTICATION.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        15.   ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        16.   CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

RLI Corp.
9025 N. Lindbergh Drive
Peoria, Illinois 61615
Attention: Joseph E. Dondanville, Senior Vice President
and Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code) and irrevocably appoint                                      to transfer this Note on the books of the Company. The agent may substitute another to act for him.

        Date:

        Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE.

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